UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2006

FEDERAL HOME LOAN BANK OF CHICAGO

(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51401	36-6001019
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 East Wacker Drive

Chicago, Illinois 60601

(Address of principal executive offices, including zip code)

(312) 565-5700

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The Federal Home Loan Bank of Chicago (the "Bank") and its regulator, the Federal Housing Finance Board ("Finance Board") previously entered into a Written Agreement dated June 30, 2004, which was amended by Amendment No. 1 thereto on October 18, 2005 and Amendment No. 2 thereto on April 18, 2006. The terms of the Written Agreement, as amended by Amendment No. 2, imposed a minimum capital requirement under which the Bank must maintain a ratio of capital stock (including mandatorily redeemable capital stock, "regulatory capital stock") plus retained earnings to total assets of at least 4.5 percent, as well as an aggregate amount of outstanding regulatory capital stock of at least $3.774 billion.

On June 6, 2006, the Bank and the Finance Board entered into Amendment No. 3 to the Written Agreement which revises and supersedes the minimum capital requirement under Amendment No. 2 and becomes effective upon the date on which the Bank first receives any proceeds of its planned issuance of subordinated debt. Under Amendment No. 3, the Bank's minimum capital requirement is revised to require the Bank to maintain the following:

(1) a ratio of the sum of the Bank's regulatory capital stock, plus retained earnings, plus the principal amount of the outstanding subordinated notes in the Designated Amount (as defined below) to total assets of at least 4.5%; and

(2) an aggregate amount of outstanding regulatory capital stock plus the outstanding principal amount of the subordinated notes in the Designated Amount of at least $3.5 billion.

With respect to the calculation of the Bank's minimum capital requirement, the Bank will be permitted to include the percentage of the outstanding principal amount of the subordinated notes specified below for each period commencing on the issuance date for the subordinated notes (the "Designated Amount"):

Time Period	Percentage Included
Issuance through Year 5	100%
Year 6	80%
Year 7	60%
Year 8	40%
Year 9	20%
Year 10	0%

The revisions to the Bank's minimum capital requirement will allow the Bank to use a portion of the net proceeds from the sale of subordinated notes to redeem approximately $795 million of voluntary capital stock held by members of the Bank shortly after the issuance of the subordinated notes. The Bank plans to issue $1 billion of subordinated notes by the end of June 2006.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit Number

99.1 Amendment No. 2 to the Written Agreement between the Federal Home Loan Bank of Chicago and the Federal Housing Finance Board, dated as of April 18, 2006

99.2 Amendment No. 3 to the Written Agreement between the Federal Home Loan Bank of Chicago and the Federal Housing Finance Board, dated as of June 6, 2006

Signature(s)

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Chicago
By: /s/ Peter E. Gutzmer
Name: Peter E. Gutzmer
Date: June 8, 2006	Title: Executive Vice President, General Counsel and Corporate Secretary